Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 8, 2006, accompanying the financial statements of the Cameron International Corporation Retirement Savings Plan, included in the Annual Report of Cameron International Corporation on Form 11-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of Cameron International Corporation on Form S-8 (File No. 33-95002, effective July 26, 1995).

/s/ Grant Thornton LLP

Houston, Texas
June 26, 2007